We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated March 14, 2001 in this Registration Statement (From N-1A No.2-97596) of Van Eck Funds.

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------

 ERNST & YOUNG LLP
 New York, New York
 March 14, 2001